UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 23, 2015

                                          M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other	(Commission file number)	(I.R.S. employer
jurisdiction of		identification no.)
incorporation)

4350 South Monaco Street, Suite 500, Denver, Colorado 80237

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 773-1100

                                             Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On March 23, 2015, M.D.C. Holdings, Inc. (the "Company") held its 2015 annual meeting of shareholders. There were 48,850,110 shares of common stock entitled to vote at the meeting. The final results for each of the proposals submitted to a vote of shareholders at the annual meeting were as follows:

(1)	Election of two Class III Directors of the Company to serve for three-year terms expiring in 2018:

	For	Withheld	Broker Non-Votes
Raymond T. Baker	36,457,951	2,266,899	2,961,516
David E. Blackford	38,287,122	437,728	2,961,516

(2)	Approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
33,832,023	4,075,473	817,354	2,961,516

(3)	Approval of an amendment to the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
35,118,980	2,794,436	811,434	2,961,516

(4)	Approval of an amendment to the M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors:

For	Against	Abstain	Broker Non-Votes
37,798,974	905,959	19,917	2,961,516

(5)	Ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2015 fiscal year:

For	Against	Abstain	Broker Non-Votes
41,307,320	368,077	10,969	--

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

9.01(d) Exhibits

Exhibit No.	Description

10.1	Second Amendment to the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan

10.2	First Amendment to the M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: March 24, 2015	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Secretary and Corporate Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Second Amendment to the M.D.C. Holdings, Inc. 2011 Equity Incentive Plan

10.2	First Amendment to the M.D.C. Holdings, Inc. 2011 Stock Option Plan for Non-Employee Directors